EXHIBIT 10.11

                              CONSULTING AGREEMENT
                              --------------------

         This Consulting Agreement ("Agreement"), effective as of January 16, 2006 ("Effective Date"), is entered into by and between DynEco Corporation, a Minnesota corporation (the "Company"), with offices at 2203 N. Lois Avenue, Suite 904, Tampa, FL 33607, and MBN Consulting, LLC, a Florida limited liability company, with offices at 7865 Amethyst Lake Pt., Lake Worth, FL 33467, whose federal tax identification number is 20-0288699(the "Consultant").

                                    RECITALS

         WHEREAS, the Company desires to engage the services of the Consultant to represent the Company on a non-exclusive basis in investors' communications with existing shareholders, brokers, dealers and other investment professionals as to the Company's current and proposed activities, and to consult with management concerning the Company's activities;

         NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth below, the legal sufficiency of which is acknowledged, the parties covenant and agree as follows:

         1. Term of Consultancy. The Company agrees to retain the Consultant to act in a consulting capacity to the Company, and the Consultant agrees to provide services to the Company, for a term of two (2) years commencing on the Effective Date, unless earlier terminated by either party upon sixty (60) days written notice or by the Company, for cause, without said notice (the "Term").

         2. Duties of Consultant. The Consultant agrees that it will, upon the Company's approval, initiate meetings, in person or by telephone, with brokers, dealers, analysts and other investment professionals to communicate with them regarding the Company's plans, goals and activities.

         3. Allocation of Time and Energies. The Consultant hereby promises to perform and discharge faithfully its responsibilities so long as such activities are in compliance with applicable securities laws and regulations. The Consultant and its staff shall diligently and thoroughly provide the consulting services required hereunder. Although no specific hours-per-day requirement will be required, the Consultant and the Company agree that the Consultant will perform the duties set forth herein above in a diligent and professional manner. It is explicitly understood that, subject to Section 4 hereof, the Consultant's performance of its duties hereunder will in no way be measured by the price of the Company's common stock, nor the trading volume of the Company's common stock. The Consultant will not during the Term provide similar services to any other travel or tour company whose activities are primarily or significantly directed to the area of vacation travel and tours.

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         4. Remuneration. As full and complete compensation for services described in this Agreement, the Company shall compensate the Consultant as follows:

         The Company agrees to issue to the Consultant, within seven business days of the Company's contemplated increase in authorized shares, exchange of preferred stock for common stock, and 30:1 reverse stock split, five-year warrants to purchase an aggregate of 200,000 shares of common stock of the Company at an exercise price of $1.25 per share, in the form set forth as Exhibit A hereto; provided, however, that should said events not occur within one hundred days, the Company will issue warrants to the Consultant on an equivalent basis. The Consultant will not assign any of the warrants or any interest therein to any third party without prior written notice to the Company. Additionally, the Company shall pay, on the first of every month beginning with the first calendar month subsequent to the Effective Date and continuing through the Term, a monthly fee of $5,000.00 for the first two months of the Term and $7,500.00 for each month of the term thereafter. Additionally, if and when the Company installs a health insurance plan, the Company will make available to Steven Sanders and his wife group insurance as dictated by and subject to the rules and policies of the health plan provider.

         5. Representations and Warranties. In connection with the acquisition of Warrants, the Consultant represents and warrants to the Company, to the best of its knowledge, as follows:

         (a) The Consultant acknowledges that the Consultant has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning an investment in the Company, and any additional information which the Consultant has requested.

         (b) The Consultant is an "accredited investor" as defined by Regulation D under the Securities Act of 1933.

         6. Expenses. The Consultant agrees to pay for all its own expenses other than extraordinary items (travel required by/or specifically requested by the Company, luncheons or dinners to large groups of investment professionals, investor conference calls, print advertisements in publications, etc.) approved in writing by the Company prior to its incurring an obligation for reimbursement.

         7. Indemnification. The Company warrants and represents that all oral communications, written documents or materials furnished to the Consultant by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate and the Consultant may rely upon the accuracy thereof without independent investigation. The Company will protect, indemnify and hold harmless the Consultant against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from the Consultant's communication or dissemination of any said information, documents or materials, provided that the Consultant has reviewed any presentation that it makes to

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third parties with the Company and excluding any such claims or litigation resulting from the Consultant's communication or dissemination of information not provided or authorized by the Company.

         8. Representations. The Consultant represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. The Consultant acknowledges that, to the best of its knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over the Consultant. The Consultant acknowledges that, to the best of its knowledge, the Consultant and its officers and directors are not the subject of any investigation, claim, decree or judgment involving any violation of the federal or state securities laws. The Consultant further acknowledges that it is not a securities broker dealer or a registered investment advisor. The Company acknowledges that, to the best of its knowledge, that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company. The Company acknowledges that, to the best of its knowledge, the Company is not the subject of any investigation, claim, decree or judgment involving any violation of any federal or state securities laws.

         9. Legal Representation. The Company acknowledges that it has been represented by independent legal counsel in the preparation of this Agreement. The Consultant represents that it has consulted with independent legal counsel and/or tax, financial and business advisors, to the extent the Consultant deemed necessary.

         10. Status as Independent Contractor. The Consultant's engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. The Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, Social Security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by the Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

         11. Waiver. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

         12. Notices. All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by U.S. mail, postage prepaid, addressed to the other party at the address as set forth herein below:

MBN Consulting, LLC                     DynEco Corporation
7865 Amethyst Lake Pt.                  2203 N. Lois Avenue, Suite 904
Lake Worth, FL  33467                   Tampa, FL  33607

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         Either party may change the address to which notices for it shall be addressed by providing notice of such change to the other party in the manner set forth in this Section.

         13. Choice of Law, Jurisdiction and Venue. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Florida and venue shall be in the federal and state courts located in Tampa, Florida.

         14. Complete Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter of this Agreement. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         IN WITNESS WHEREOF, the parties have executed this Consulting Agreement as of the Effective Date.


"Company"

DynEco Corporation


By: _________________________________          Date: __________________
    Daniel Brandano, President



"Consultant"

MBN Consulting, LLC


By: _________________________________          Date: __________________
    Steven Sanders, Managing Director

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